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                                                                    EXHIBIT 4.02

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              CREE RESEARCH, INC.


                                    ARTICLE I

      The name of the Corporation is Cree Research, Inc.


                                   ARTICLE II

      The period of duration of the Corporation shall be perpetual.


                                   ARTICLE III

      The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.


                                  ARTICLE IV

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 33,000,000 shares divided into two classes consisting of
(a) 30,000,000 shares of Common Stock with a par value of $ 0.005 per share; and (b) 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series.


                                  ARTICLE V

      The number of directors of the Corporation may be fixed by the bylaws.


                                  ARTICLE VI

      There shall be no preemptive rights with respect to the shares of the capital stock of the Corporation.


                                 ARTICLE VII

      No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that the foregoing shall not limit or eliminate the personal liability of a director with respect to (i) acts or omissions not made in good faith that such director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the North Carolina General Statutes or any successor provision, (iii) any transaction from which such director derived an improper personal benefit or
(iv) acts or omissions occurring prior to the date of the effectiveness of this Article. As used in this Article, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of his or


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her service as a director, officer, employee,  independent contractor,  attorney or consultant of the Corporation.

      Furthermore,  notwithstanding the foregoing  provision,  in the event that
Section 55-2-02 or any other provision of the North Carolina General Statutes is amended or enacted to permit further limitation or elimination of the personal liability of a director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

      This Article shall not affect a charter or bylaw provision or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this Article shall not adversely affect any limitation hereunder on the personal liability of a director with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE VIII

      The name and address of the incorporator is Fred D. Hutchison, Suite 450, 2626 Glenwood Avenue, Raleigh, North Carolina 27608.
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                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               CREE RESEARCH, INC.


         Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree Research, Inc.

2. The text of Article IV of the Articles of Incorporation is amended to read in its entirety as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 63,000,000 shares divided into two classes consisting of 60,000,000 shares of Common Stock with a par value of $ 0.0025 per share and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. The Board of Directors is authorized from time to time to establish one or more series of Preferred Stock and to determine the preferences, limitations and relative rights of the Preferred Stock before issuance of any shares of that class and of any series of Preferred Stock before issuance of shares of that series."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment except as follows:

     (a) Upon the effectiveness of these Articles of Amendment, each issued and unissued authorized share of Common Stock, $0.005 par value per share, shall automatically be changed into two whole shares of Common Stock, $0.0025 par value per share.

     (b) The corporation will issue, on July 30, 1999, to each person who is a record holder of Common Stock upon the effectiveness of these Articles of Amendment, a certificate evidencing the additional shares of Common Stock owned by such holder as a result of the amendment.

     (c) Each Common Stock certificate properly issued by the corporation prior to the effectiveness of these Articles of Amendment which remains outstanding at the time these Articles become effective shall, upon and after such effectiveness, and without any requirement for action by the holder thereof, be deemed a certificate evidencing a number of shares of Common Stock, $0.0025 par value per share, equal to the number of shares stated on the face of such certificate, without regard to any par value amount stated on such certificate.

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4.   The amendment was duly adopted on July 12, 1999 by the board of directors of the corporation in accordance with Section 55-10-02(4) of the North Carolina General Statutes. No shareholder approval is required for adoption of these Articles of Amendment since the corporation had only shares of Common Stock outstanding and the amendment merely changes each issued and unissued authorized share of the outstanding class into a greater number of whole shares.

5. These Articles of Amendment shall be effective as of 5:00 p.m., Eastern Daylight Time, on July 26, 1999.

     Signed this the 14th day of July, 1999.

                                          CREE RESEARCH, INC.



                                          By: /s/ Adam H. Broome
                                              ----------------------------------
                                              Adam H. Broome, Secretary


                                      -2-

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                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               CREE RESEARCH, INC.


         Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.   The name of the corporation is Cree Research, Inc.

2. The text of Article I of the Articles of Incorporation is amended to read in its entirety as follows:

                   "The name of the corporation is Cree, Inc."

3. No exchange, reclassification or cancellation of issued shares will be effected by the amendment.

4.   The date of adoption of the amendment was November 2, 1999.

4. The amendment was approved by shareholder action as required by Chapter 55 of the North Carolina General Statutes.

5.   These Articles of Amendment shall be effective on January 1, 2000.

     Signed this the 7th day of December, 1999.

                                       CREE RESEARCH, INC.



                                       By: /s/ Adam H. Broome
                                           -------------------------------------
                                           Adam H. Broome, Secretary